Exhibit 99.1

Primis Financial Corp. Issues Revised Results for the Third Quarter of 2023

MCLEAN, Va., Nov. 9, 2023 /PRNewswire/ -- Primis Financial Corp. (NASDAQ: FRST) ("Primis" or the "Company"), and its wholly-owned subsidiary, Primis Bank (the "Bank"), today amended its previously announced financial results for the three and nine months ended September 30, 2023.

Revised results reflect a non-cash after-tax goodwill impairment charge of $11.2 million. As required under generally accepted accounting principles, the Company tests goodwill for impairment at least annually and more frequently if there are indications that goodwill could be impaired. Accordingly, the Company engaged an independent valuation firm to evaluate the Company's goodwill for impairment as of September 30, 2023. While the significant decline in the Company's stock price in the third quarter to a level substantially below book value indicated the possible existence of impairment at September 30, 2023, preliminary valuation results at the time of the Company's October 26, 2023 earnings release, using consistent techniques from impairment testing in previous periods, supported a fair value of the reporting unit in excess of book value, indicating that no goodwill impairment was necessary.

Because of the significant difference between the preliminary fair value as modeled and the Company's market capitalization at September 30, 2023, the Company has continued to analyze the goodwill valuation results, including stressing certain assumptions and inputs to the modeling, subsequent to its previously announced financial results for the third quarter of 2023. After further analysis of lower fair values produced under more conservative assumptions and inputs, including lower assumed cash flows and a higher discount rate, have caused the Company to conclude that an $11.2 million partial impairment of goodwill is warranted. This impairment is a non-cash accounting charge to earnings and has no impact on the Company's core net income, profitability, cash flows or liquidity, nor does it impact tangible or regulatory capital ratios which already exclude goodwill.

The Company is amending its previously announced third quarter financial results as provided below, which replaces the earnings release of October 26, 2023 in its entirety.

Third Quarter Results

The Company reported a net loss of $3.6 million for the quarter ended September 30, 2023, compared to net income of $5.0 million for the quarter ended September 30, 2022. Diluted earnings per share ("EPS") for the three months ended September 30, 2023 was a loss of $0.14 versus earnings of $0.20 per diluted share reported in the third quarter of 2022. For the year-to-date period in 2023, the Company reported earnings and diluted earnings per share of $2.2 million and $0.09, respectively, compared to $14.5 million and $0.59, respectively, in the same period in 2022.

Excluding nonrecurring items, including the goodwill impairment charge in the third quarter of 2023, adjusted net income was $7.7 million for the quarter ended September 30, 2023, compared to adjusted net income of $5.3 million for the quarter ended September 30, 2022. Operating earnings per diluted share was $0.32 for the three months ended September 30, 2023, an increase of 52% from $0.21 in the year-ago period. For the year-to-date period in 2023, the Company reported adjusted earnings and operating earnings per diluted share of $14.7 million and $0.60, respectively, compared to $15.3 million and $0.62, respectively, in the same period in 2022.

The results of the third quarter of 2023 reflected material improvement in operating results across several fronts. Notably, the Company:

  Operating return on average assets(1) was 81 basis points, up from 9 basis points in the second quarter and 64 basis points a year ago.
  Generated a margin of 3.02%, up from 2.65% linked quarter due to sweeping off excess funds and tightly managing the balance sheet to maximize incremental spreads.
  Sold approximately $15 million of loans for a gain of approximately $400 thousand and participated out another $10 million to manage balance sheet capacity.
  Reduced noninterest expense, excluding goodwill impairment, to $25.9 million for the third quarter of 2023, compared to $30.6 million for the second quarter of 2023. Excluding other nonrecurring, mortgage and unfunded reserve expenses, noninterest expense was $20.9 million in the third quarter, down from $24.0 million in the second quarter of 2023 on a comparable basis.
  Maintained peer-group leading liquidity with no FHLB borrowings, only $75 million of brokered CDs and $228.7 million of off-balance sheet funds swept off at September 30, 2023.
  21% reduction in nonperforming assets, excluding SBA guarantees, linked-quarter to $19.6 million.  Subsequent to quarter end, additional resolution occurred that results in the following pro forma credit metrics:
    Nonperforming assets to total assets of 0.17%
    Loan loss reserve as a percentage of nonperforming assets of 550%.
  Grew all capital ratios including TCE/TA.  Leverage ratio increased to 8.80%.
  Opened 2,404 new deposit account relationships totaling $72.7 million with a weighted average cost of only 1.80%.

Commenting on the quarterly results, Dennis J. Zember Jr., President and CEO stated, "We are excited about the improvement in our results and believe we are positioned very well for the current environment. The Bank experienced a great quarter with an improved margin, substantial new deposit account openings at low rates and downward trends on operating expenses ahead of the planned consolidation of eight retail banking offices in late October 2023. There is building momentum at the community bank with our technology and convenience factors, resulting in us seeing material deposit opportunities that otherwise would not be available to the Bank.

As far as our positioning in the current environment, we have existing liquidity levels that are substantial with deposit growth strategies that are very incremental. As of this press release, we have only 0.17% of non-performing assets with no concentrations of credit in areas of concern to investors. Lastly, we have strong capital levels that we expect to build further during the upcoming periods and believe position us to have all the strategic options we need."

Net Interest Income

Net interest income increased approximately $1.0 million to $27.1 million during the quarter compared to the second quarter of 2023 as higher earning asset yields offset increased funding costs. For the third quarter of 2023, the Company reported a net interest margin of 3.02% versus 2.65% for the second quarter of 2023. The second quarter included substantial excess cash which lowered margin prior to the sweep program implementation on June 30, 2023. Adjusting for excess cash, net interest margin in the second quarter would have been 3.00%.

Commenting on net interest margin trends, Mr. Zember said, "On a comparable basis, when you exclude the excess liquidity and deposits, our margin improved linked-quarter. Further, it was higher in the month of September at 3.05%. To be recording increasing margins in this environment is notable, but to do this alongside the substantial growth in deposit levels our bank is experiencing is remarkable. Our deposit growth engine, with unique technology and convenience factors combined with the sales intensity at our community bank is fueling this success. For the third quarter, we opened new deposit accounts totaling $73 million with a weighted average cost of 1.80%. We funded new loans in the Bank totaling $104 million with a weighted average yield of 7.95%, producing incremental spreads of 5.18% on new business in the quarter. This kind of incremental momentum is critical right now as the industry grapples with rising deposit costs and clearly gives us an advantage over our peers."

Interest income on earning assets decreased during the third quarter of 2023 to $50.5 million compared to $52.7 million during the second quarter of 2023 due to lower interest on excess cash balances. Yield on earning assets and loans held for investment were 5.63% and 5.86%, respectively, up 29 basis points and 26 basis points, respectively, from the second quarter of 2023.

Interest expense declined $3.2 million in the third quarter of 2023 from the second quarter of 2023 as a result of excess deposits swept off of the balance sheet beginning June 30, 2023. Cost of deposits declined 10 basis points to 2.60% in the third quarter from 2.70% in the second quarter of 2023 as higher cost deposits entered the sweep program. Management continues to leverage the strong liquidity generated by the Bank's digital platform to conservatively manage the cost of deposits in the core bank. As highlighted by the table below, core bank deposit costs increased 11 basis points in the third quarter while the cost of wholesale funding options, using three month FHLB advance rates as a proxy, increased 23 basis points in the quarter.

	3Q23	2Q23	1Q23	4Q22	3Q22

Core Bank Int. Exp.	$ 12,380	$ 11,823	$ 9,343	$ 5,183	$ 3,287
Digital Platform Int. Exp.	$ 9,196	$ 12,960	$ 5,701	$ 127	$ 0

Core Bank Avg. Noninterest-bearing	$ 471,813	$ 472,416	$ 555,771	$ 648,051	$ 665,000
Core Bank Avg. Interest-bearing deposits (IBD)	$2,099,617	$2,155,212	$2,149,650	$2,027,211	$2,027,332
Digital Platform Avg. IBD	$ 723,145	$1,052,603	$ 481,072	$ 14,691	$ 89

Core Bank Cost of IBD	2.34%	2.20%	1.76%	1.01%	0.64%
Core Bank Cost of Deposits	1.91%	1.80%	1.40%	0.77%	0.48%
Digital Platform Cost of IBD	5.05%	4.94%	4.81%	3.42%	0.55%

Avg. 3M FHLB Rate	5.54%	5.31%	4.96%	4.40%	2.93%

Noninterest Income

Noninterest income increased during the third quarter to $9.9 million when compared to $8.5 million in the second quarter of 2023. Excluding credit enhancement income from a third-party managed portfolio, noninterest income increased $0.6 million to $7.9 million in the third quarter of 2023, largely due to increased gain on sale income and increased BOLI income.

During the third quarter of 2023, the Bank realized $0.4 million of gains associated with the sale of $15 million of Panacea commercial and consumer loans. Another $9 million of Panacea loans was classified as held for sale at September 30, 2023 and is expected to be sold early in the fourth quarter. Management sees continued interest in the division's consumer and commercial loans and believes fourth quarter loan sales will exceed third quarter amounts.

Noninterest Expense

Noninterest expense was $37.1 million for the third quarter of 2023, compared to $30.6 million for the second quarter of 2023. As noted above, noninterest expense for the third quarter of 2023 included a $11.2 million goodwill impairment charge. Noninterest expense for the third quarter of 2023 and the second quarter of 2023 included $337 thousand and $515 thousand, respectively, of servicing and other expenses for a third-party managed loan portfolio. The third quarter of 2023 also included $0.2 million of nonrecurring expenses while the second quarter included $1.5 million of branch consolidation costs. Noninterest expense adjusted for goodwill impairment, third-party portfolio expenses, branch consolidation costs, other nonrecurring costs and unfunded commitment reserve impacts was $25.6 million and $28.8 million for the third and second quarter of 2023, respectively. Included in noninterest expense was $5.1 million in expenses related to Primis Mortgage in the third quarter of 2023 versus $5.3 million in the second quarter of 2023 with decreased mortgage-related expenses driven by slightly lower activity.

Excluding goodwill impairment, mortgage, nonrecurring expenses, unfunded reserve expenses and the third party expenses described above, noninterest expense for the third quarter of 2023 was $20.5 million versus $23.5 million in the second quarter. Compensation and benefits excluding mortgage was $9.7 million in the third quarter of 2023, down from $10.8 million during the second quarter of 2023, primarily due to administrative cost saves announced last quarter and attrition. FDIC insurance costs decreased $0.25 million in the third quarter of 2023 due to lower balances as excess deposits were swept to other banks. Data processing costs were lower by $0.6 million due to low account opening activity in the third quarter of 2023. Other operating expenses declined $2.0 million from the second quarter due to generally tighter expense controls and lower customer fraud losses.

The Company continues to pursue efficiencies to enhance operating leverage. As previously disclosed, eight branch locations will be consolidated in the fourth quarter of 2023 which will positively impact noninterest expense going forward.

Loan Portfolio and Asset Quality

Loans held for investment decreased to $3.15 billion at September 30, 2023, compared to $3.17 billion at June 30, 2023. The Company sold or participated out approximately $25 million of loans in the third quarter and moved another $9 million to loans held for sale at September 30, 2023. Adjusting for these activities, loans would have increased slightly in the third quarter of 2023 versus the second quarter of 2023.

Nonperforming assets, excluding portions guaranteed by the SBA, were $19.6 million at September 30, 2023, compared to $24.7 million at June 30, 2023, while loans rated substandard or doubtful decreased to $28.8 million in the third quarter of 2023 from $33.7 million in the second quarter of 2023. Included in those balances is one remaining assisted living problem credit outstanding at September 30, 2023 related to the relationship discussed in previous quarters and with a book balance of $13.1 million. This credit was resolved in early October 2023 bringing pro forma nonperforming assets to $6.5 million as of September 30, 2023. The Bank had no other real estate owned at the end of the third quarter of 2023.

The Company recorded a provision for loan losses of $1.6 million for the third quarter of 2023 versus $4.3 million for the second quarter of 2023. Of this provision, $2.1 million was due to charge-offs for the loan portfolio with a third-party credit enhancement described previously. This portion of the provision is fully offset by a gain recorded in noninterest income and has no effect on net income. Excluding this provision amount, the recovery for loan losses would have been $0.5 million for the third quarter of 2023 due to lower loan balances and lowered modeled losses on certain portfolios, particularly Panacea and Life Premium Finance. As a percentage of loans, excluding PPP balances, the allowance for credit losses was 1.14% and 1.21% at the end of the third and second quarter of 2023, respectively.

Net charge-offs were $4.3 million for the third quarter of 2023, up from $1.6 million for the second quarter of 2023. Excluding the losses that are covered by a third-party, the third quarter of 2023 would have experienced $2.2 million of net charge-offs versus $0.2 million of net charge-offs in the second quarter of 2023. Over half of the core charge-offs were related to the partial resolution of the assisted living relationship detailed previously that had been reserved for in prior quarters.

Deposits and Funding

Total deposits on the balance sheet at September 30, 2023 decreased to $3.29 billion from $3.32 billion at June 30, 2023 with excess deposits and associated cash balances swept off the balance sheet to optimize liquidity. Swept deposits receive full FDIC coverage, bringing the Bank's percentage of uninsured or unsecured deposits down to 20%. Liquidity sources represent almost 185% of uninsured or unsecured deposits, up substantially from December 31, 2022.

Deposit growth in the community bank continues to benefit from better technology and unique convenience factors. During the third quarter, the community bank attracted $50 million in new deposit relationships with a weighted average cost of 0.39%. V1BE, the Bank's proprietary delivery tool increased total users by 21% during the quarter, from 838 at the end of the second quarter of 2023 to 1,013 at the end of the third quarter of 2023.

During the third quarter, the Bank opened 1,369 new deposit account relationships on the digital platform with a weighted average cost of 4.9%. This new customer growth is a direct result of referrals made to us by existing customers with no marketing costs incurred. At quarter end, the Bank had 13,740 digital accounts with $998.4 million in total deposits, average balances of $72,600 per account and an average age of 49.

The Bank has $75 million of brokered CDs that mature later in 2023. The Bank has no other wholesale funding and has $228.7 million of deposits currently sweeping to other banks. The cost of the swept deposits is materially cheaper than wholesale funding and available to fund further balance sheet growth as needed.

Digital Lines of Business

Panacea continues to experience substantial growth alongside the development of its nationally-recognized brand. Panacea finished the third quarter of 2023 with approximately $299 million in outstanding loans, an increase of $8 million from June 30, 2023. As highlighted above, Panacea sold approximately $15 million of loans in the third quarter of 2023 for a pre-tax gain of $0.4 million. Panacea has $9 million of loans categorized as held for sale at September 30, 2023 in advance of a near-term loan sale and expects further loan sales throughout the fourth quarter.

Panacea-related deposits increased to $53.3 million at September 30, 2023, up 15% from June 30, 2023 and a substantially higher growth rate than the growth in loans for the third quarter of 2023. Coupled with its loan sale strategy, Panacea expects to continue increasing the amount it self-funds its balance sheet.

The Life Premium Finance ("LPF") division, launched in late 2021, ended the third quarter of 2023 with outstanding balances, net of deferred fees, of $360.7 million, compared to $346.2 million at the end of the second quarter of 2023, or an increase of 4%. LPF also participated out approximately $10 million of loans in the third quarter.

Primis Mortgage was profitable for the third quarter of 2023 with pre-tax income of $697 thousand. The locked pipeline ended the third quarter of 2023 down 7% from June 30, 2023 while loans funded decreased to $169 million in the third quarter of 2023 from $184 million in the second quarter of 2023. Primis Mortgage continues to aggressively manage costs to preserve profitability in a lower volume environment.

Shareholders' Equity

Book value per share as of September 30, 2023 was $15.51, a decrease of $0.42 from June 30, 2023. Tangible book value per share(1) at the end of the third quarter of 2023 was $11.63, an increase of $0.05 from June 30, 2023. Shareholders' equity was $382.9 million, or 10.0% of total assets, at September 30, 2023. Tangible common equity(1) at September 30, 2023 was $287.1 million, or 7.72% of tangible assets(1). Unrealized losses on the Company's available-for-sale securities portfolio increased by $4.6 million to $30.5 million due to increases in market interest rates during the third quarter of 2023. The Company has the intent and ability to hold these securities until maturity or recovery of the value and does not anticipate realizing any losses on the investments.

The Board of Directors declared a dividend of $0.10 per share payable on November 24, 2023 to shareholders of record on November 10, 2023. This is Primis' forty-eighth consecutive quarterly dividend.

About Primis Financial Corp.

As of September 30, 2023, Primis had $3.8 billion in total assets, $3.1 billion in total loans and $3.3 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through thirty-two full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST
Website: www.primisbank.com

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings; operating return on average assets; pre-tax pre-provision operating return on average assets; operating return on average equity; operating return on average tangible equity; operating efficiency ratio; operating earnings per share – basic; operating earnings per share – diluted; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and core net interest margin are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term "operating" to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP Items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis' performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company's future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company's ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial and Life Premium Finance Divisions, new digital banking platform, V1BE fulfillment service and Primis Mortgage Company; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management's plans for the future; credit risk associated with our lending activities; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company's filings with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2022, under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors," and in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

(1)	Non-GAAP financial measure. Please see "Reconciliation of Non-GAAP Items" in the financial tables for more information and for a reconciliation to GAAP.

Primis Financial Corp.
Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	For Three Months Ended:					Variance - 3Q 2023 vs.				For Nine Months Ended:		Variance

Selected Performance Ratios:	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2023		3Q 2022		3Q 2023	3Q 2022	YTD
Return on average assets	(0.37%)	(0.02%)	0.62%	0.35%	0.61%	(35)	bps	(98)	bps	0.07%	0.59%	(52)	bps
Operating return on average assets(1)	0.81%	0.09%	0.62%	0.08%	0.64%	72		18		0.49%	0.63%	(13)
Pre-tax pre-provision return on average assets(1)	(0.03%)	0.37%	1.31%	1.32%	1.16%	(39)		(118)		0.54%	0.91%	(37)
Pre-tax pre-provision operating return on average assets(1)	1.15%	0.51%	1.31%	0.98%	1.20%	64		(5)		0.97%	0.96%	2
Return on average equity	(3.57%)	(0.19%)	5.98%	3.04%	4.98%	(338)		(855)		0.74%	4.77%	(404)
Operating return on average equity(1)	7.75%	0.98%	5.98%	0.71%	5.22%	677		253		4.91%	5.22%	(31)
Operating return on average tangible equity(1)	10.61%	1.33%	8.14%	0.98%	7.15%	928		346		6.71%	7.09%	(38)
Cost of funds	2.73%	2.81%	2.19%	1.19%	0.71%	(8)		202		2.59%	0.59%	200
Net interest margin	3.02%	2.65%	3.15%	3.67%	3.57%	37		(54)		2.93%	3.28%	(35)
Core net interest margin(1)	3.02%	2.65%	3.16%	3.68%	3.58%	36		(57)		2.93%	3.30%	(36)
Gross loans to deposits	95.52%	95.68%	82.92%	108.24%	100.98%	(0)	pts	(5)	pts	95.52%	100.98%	(5)	pts
Efficiency ratio	100.01%	81.34%	68.69%	71.82%	71.93%	19		2,808		85.15%	74.29%	1,085
Operating efficiency ratio(1)	69.39%	77.06%	68.69%	76.78%	70.99%	(8)		(161)		73.64%	72.27%	138

Per Share Data:
Earnings per share - Basic	$ (0.14)	$ (0.01)	$ 0.24	$ 0.12	$ 0.21	NM	%	(167.49)%		$ 0.09	$ 0.60	(85.16)%
Operating earnings per share - Basic(1)	$ 0.32	$ 0.04	$ 0.24	$ 0.03	$ 0.21	NM		51.24		$ 0.60	$ 0.63	(4.73)
Earnings per share - Diluted	$ (0.14)	$ (0.01)	$ 0.24	$ 0.12	$ 0.20	NM		(171.11)		$ 0.09	$ 0.59	(84.83)
Operating earnings per share - Diluted(1)	$ 0.32	$ 0.04	$ 0.24	$ 0.03	$ 0.21	NM		51.93		$ 0.60	$ 0.62	(4.25)
Book value per share	$ 15.51	$ 15.93	$ 16.14	$ 15.90	$ 15.82	(2.62)		(1.95)		$ 15.51	$ 15.82	(1.95)
Tangible book value per share(1)	$ 11.63	$ 11.58	$ 11.78	$ 11.53	$ 11.43	0.41		1.77		$ 11.63	$ 11.43	1.77
Cash dividend per share	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.10	-		-		$ 0.30	$ 0.30	-
Weighted average shares outstanding - Basic	24,641,981	24,638,505	24,625,943	24,601,108	24,576,887	0.01		0.26		24,635,535	24,548,129	0.36
Weighted average shares outstanding - Diluted	24,641,981	24,638,505	24,685,206	24,685,663	24,688,422	0.01		(0.19)		24,635,535	24,674,014	(0.16)
Shares outstanding at end of period	24,686,764	24,690,064	24,685,064	24,680,097	24,650,239	(0.01)%		0.15%		24,686,764	24,650,239	0.15%

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	0.51%	0.64%	0.78%	0.98%	1.11%	(13)	bps	(59)	bps	0.51%	1.11%	(59)	bps
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.53%	0.20%	0.53%	0.74%	0.17%	33		36		0.42%	0.02%	40
Core net charge-offs (recoveries) as a percent of average loans (annualized)(2)	0.27%	0.02%	0.28%	0.53%	0.17%	25		10		0.14%	0.02%	12
Allowance for credit losses to total loans	1.14%	1.21%	1.17%	1.17%	1.17%	(7)		(3)		1.14%	1.17%	(3)

Capital Ratios:
Equity to assets	10.04%	10.22%	9.48%	10.99%	11.62%	(18)	bps	(158)	bps
Tangible common equity to tangible assets(1)	7.72%	7.64%	7.10%	8.22%	8.68%	8		(95)
Leverage ratio(3)	8.78%	8.14%	8.59%	9.48%	10.11%	64		(133)
Common equity tier 1 capital ratio(3)	9.76%	9.38%	10.04%	10.54%	11.17%	38		(141)
Tier 1 risk-based capital ratio(3)	10.07%	9.68%	10.36%	10.88%	11.53%	39		(146)
Total risk-based capital ratio(3)	13.54%	13.16%	14.20%	14.80%	15.71%	38		(217)

(1) See Reconciliation of Non-GAAP financial measures.
(2) Excludes third-party charge-offs.
(3) September 30, 2023 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.

Primis Financial Corp.
(Dollars in thousands)	As Of :					Variance - 3Q 2023 vs.

Condensed Consolidated Balance Sheets (unaudited)	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2023	3Q 2022
Assets
Cash and cash equivalents	$ 93,865	$ 100,868	$ 607,125	$ 77,859	$ 97,738	(6.94)%	(3.96)%
Investment securities-available for sale	216,875	223,087	231,468	236,315	238,891	(2.78)	(9.22)
Investment securities-held to maturity	11,975	12,378	13,115	13,520	14,391	(3.26)	(16.79)
Loans held for sale	66,266	57,704	42,011	27,626	13,388	14.84	NM
Loans receivable, net of deferred fees	3,145,867	3,173,638	3,041,533	2,946,637	2,734,887	(0.88)	15.03
Allowance for credit losses	(35,767)	(38,414)	(35,727)	(34,544)	(31,956)	(6.89)	11.93
Net loans	3,110,100	3,135,224	3,005,806	2,912,093	2,702,931	(0.80)	15.06
Stock in Federal Reserve Bank and Federal Home Loan Bank	12,796	12,083	12,083	25,815	16,689	5.90	(23.33)
Bank premises and equipment, net	24,878	25,298	25,136	25,257	25,534	(1.66)	(2.57)
Operating lease right-of-use assets	11,402	10,707	9,352	5,335	5,511	6.49	106.90
Goodwill and other intangible assets	95,741	107,215	107,539	107,863	108,170	(10.70)	(11.49)
Assets held for sale, net	3,115	3,115	3,115	3,115	3,127	-	(0.38)
Bank-owned life insurance	67,176	67,985	67,591	67,201	67,519	(1.19)	(0.51)
Other real estate owned	-	-	-	-	1,041	-	(100.00)
Deferred tax assets, net	22,456	20,391	18,825	18,289	17,892	10.13	25.51
Other assets	77,130	72,438	60,161	49,211	42,428	6.48	81.79
Total assets	$ 3,813,775	$ 3,848,493	$ 4,203,327	$ 3,569,499	$ 3,355,250	(0.90)%	13.67%

Liabilities and stockholders' equity
Demand deposits	$ 490,719	$ 480,832	$ 497,531	$ 582,556	$ 687,272	2.06%	(28.60)%
NOW accounts	803,276	817,725	835,348	617,687	637,786	(1.77)	25.95
Money market accounts	800,951	850,359	865,115	811,365	803,050	(5.81)	(0.26)
Savings accounts	746,608	696,750	971,439	245,713	217,220	7.16	243.71
Time deposits	451,850	471,330	498,564	465,057	362,992	(4.13)	24.48
Total deposits	3,293,404	3,316,996	3,667,997	2,722,378	2,708,320	(0.71)	21.60
Securities sold under agreements to repurchase - short term	3,838	3,921	4,346	6,445	9,886	(2.12)	(61.18)
Federal Home Loan Bank advances	-	-	-	325,000	125,000	-	(100.00)
Subordinated debt and notes	95,524	95,453	95,382	95,312	95,241	0.07	0.30
Operating lease liabilities	12,347	11,546	9,799	5,767	6,044	6.94	104.29
Other liabilities	25,796	27,361	27,397	22,232	20,863	(5.72)	23.64
Total liabilities	3,430,909	3,455,277	3,804,921	3,177,134	2,965,354	(0.71)	15.70
Stockholders' equity	382,866	393,216	398,406	392,365	389,896	(2.63)	(1.80)
Total liabilities and stockholders' equity	$ 3,813,775	$ 3,848,493	$ 4,203,327	$ 3,569,499	$ 3,355,250	(0.90)%	13.67%

Tangible common equity(1)	$ 287,125	$ 286,001	$ 290,867	$ 284,502	$ 281,726	0.39%	1.92%

The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					Variance - 3Q 2023 vs.		For Nine Months Ended:		Variance

Condensed Consolidated Statement of Operations (unaudited)	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2023	3Q 2022	3Q 2023	3Q 2022	YTD
Interest and dividend income	$ 50,486	$ 52,679	$ 47,114	$ 38,595	$ 32,561	(4.16)%	55.05%	$ 150,279	$ 87,350	72.04%
Interest expense	23,361	26,522	18,749	9,058	5,146	(11.92)	NM	68,632	12,529	NM
Net interest income	27,125	26,157	28,365	29,537	27,415	3.70	(1.06)	81,647	74,821	9.12
Provision for credit losses	1,648	4,301	5,187	7,860	2,890	(61.68)	NM	11,136	3,411	226.47
Net interest income after provision for credit losses	25,477	21,856	23,178	21,677	24,525	16.57	3.88	70,511	71,410	(1.26)
Account maintenance and deposit service fees	1,503	1,430	1,216	1,427	1,525	5.10	(1.44)	4,149	4,318	(3.91)
Income from bank-owned life insurance	787	394	420	847	394	99.75	99.75	1,601	1,147	39.58
Mortgage banking income	4,922	5,198	4,315	2,264	2,197	(5.31)	124.03	14,435	2,790	NM
Gain on sale of loans	451	182	478	-	-	148.00	-	1,111	-	100.00
Credit enhancement income	2,047	1,152	4,886	1,822	1,220	77.69	67.79	8,085	1,220	100.00
Gain on sale of other investment	-	-	-	4,411	-	-	-	-	-	-
Other	232	130	217	217	284	78.46	(18.31)	579	865	(33.06)
Noninterest income	9,942	8,486	11,532	10,988	5,620	17.16	76.91	29,960	10,340	189.75
Employee compensation and benefits	13,809	15,283	15,028	16,213	12,594	(9.64)	9.65	44,120	32,792	34.55
Occupancy and equipment expenses	3,170	3,445	3,022	2,899	2,857	(7.98)	10.96	9,637	7,960	21.07
Amortization of intangible assets	317	318	317	317	326	(0.31)	(2.76)	952	1,008	(5.56)
Goodwill impairment	11,150	-	-	-	-	NM	NM	11,150	-	NM
Virginia franchise tax expense	849	848	849	814	813	0.12	4.43	2,546	2,440	4.34
Data processing expense	2,250	2,828	2,251	1,702	1,528	(20.44)	47.25	7,329	4,311	70.01
Marketing expense	377	521	569	933	938	(27.64)	(59.81)	1,467	2,134	(31.26)
Telecommunication and communication expense	356	416	377	343	342	(14.42)	4.09	1,149	1,090	5.41
Net (gain) loss on other real estate owned	-	-	-	131	-	-	-	-	(59)	(100.00)
Loss (gain) on bank premises and equipment	(2)	-	-	-	64	-	(103.13)	(2)	684	(100.29)
Professional fees	1,118	1,075	862	1,605	1,261	4.00	(11.34)	3,055	3,182	(3.99)
Credit enhancement costs	337	515	873	1,369	-	(34.56)	-	1,725	-	100.00
Other expenses	3,343	5,303	3,256	2,780	3,038	(36.96)	10.04	11,902	7,728	54.01
Noninterest expense	37,074	30,552	27,404	29,106	23,761	21.35	56.03	95,030	63,270	50.20
Income before income taxes	(1,655)	(210)	7,306	3,559	6,384	NM	(125.92)	5,441	18,480	(70.56)
Income tax expense	1,912	(22)	1,353	519	1,359	NM	40.69	3,243	3,971	(18.33)
Net Income	$ (3,567)	$ (188)	$ 5,953	$ 3,040	$ 5,025	NM	(170.98)	2,198	14,509	(84.85)

(1) See Reconciliation of Non-GAAP financial measures.
The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands)	As Of:					Variance - 3Q 2023 vs.

Loan Portfolio Composition	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2023	3Q 2022
Loans held for sale	$ 66,266	$ 57,704	$ 42,011	$ 27,626	$ 13,388	14.84%	NM %
Loans secured by real estate:
Commercial real estate - owner occupied	433,039	448,624	460,245	461,126	437,636	(3.47)	(1.05)
Commercial real estate - non-owner occupied	578,261	597,254	577,481	581,168	573,732	(3.18)	0.79
Secured by farmland	6,381	6,577	6,258	7,290	7,706	(2.98)	(17.19)
Construction and land development	172,071	175,141	151,950	148,762	138,371	(1.75)	24.35
Residential 1-4 family	601,198	592,756	607,118	610,919	616,764	1.42	(2.52)
Multi-family residential	129,586	133,754	139,978	140,321	137,253	(3.12)	(5.59)
Home equity lines of credit	59,996	62,808	64,606	65,152	65,852	(4.48)	(8.89)
Total real estate loans	1,980,532	2,016,914	2,007,636	2,014,738	1,977,314	(1.80)	0.16

Commercial loans	593,767	585,442	546,042	522,057	469,881	1.42	26.37
Paycheck Protection Program loans	2,105	2,143	2,603	4,564	8,014	(1.77)	(73.73)
Consumer loans	569,463	569,139	485,252	405,278	279,678	0.06	103.61
Loans receivable, net of deferred fees	$ 3,145,867	$ 3,173,638	$ 3,041,533	$ 2,946,637	$ 2,734,887	(0.88)%	15.03%

Loans by Risk Grade:
Pass, not graded	$ -	$ -	$ -	$ -	$ -	-%	-%
Pass Grade 1 - Highest Quality	851	743	607	600	616	14.54	38.15
Pass Grade 2 - Good Quality	383,306	367,950	253,665	209,605	149,389	4.17	156.58
Pass Grade 3 - Satisfactory Quality	1,609,924	1,624,626	1,596,091	1,590,765	1,519,765	(0.90)	5.93
Pass Grade 4 - Pass	1,089,675	1,114,218	1,123,393	1,072,352	982,412	(2.20)	10.92
Pass Grade 5 - Special Mention	33,299	32,383	28,273	32,278	35,410	2.83	(5.96)
Grade 6 - Substandard	28,812	33,718	39,504	41,037	47,295	(14.55)	(39.08)
Grade 7 - Doubtful	-	-	-	-	-	-	-
Grade 8 - Loss	-	-	-	-	-	-	-
Total loans	$ 3,145,867	$ 3,173,638	$ 3,041,533	$ 2,946,637	$ 2,734,887	(0.88)%	15.03%

(Dollars in thousands)	As Of or For Three Months Ended:

Asset Quality Information	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022
Allowance for Credit Losses:
Balance at beginning of period	$ (38,414)	$ (35,727)	$ (34,544)	$ (31,956)	$ (30,209)
Provision for for credit losses	(1,648)	(4,301)	(5,187)	(7,860)	(2,890)
Net charge-offs	4,295	1,614	4,004	5,272	1,143
Ending balance	$ (35,767)	$ (38,414)	$ (35,727)	$ (34,544)	$ (31,956)

Reserve for Unfunded Commitments:
Balance at beginning of period	$ (1,273)	$ (1,507)	$ (1,416)	$ (1,380)	$ (1,069)
(Expense for) / recovery of unfunded loan commitment reserve	249	234	(91)	(36)	(311)
Total Reserve for Unfunded Commitments	$ (1,024)	$ (1,273)	$ (1,507)	$ (1,416)	$ (1,380)

	As Of:					Variance - 3Q 2023 vs.

Non-Performing Assets:	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2023	3Q 2022
Nonaccrual loans	$ 20,171	$ 25,290	$ 33,397	$ 35,484	$ 36,851	(20.24)%	(45.26)%
Accruing loans delinquent 90 days or more	1,714	1,714	1,625	3,361	1,855	-	(7.60)
Total non-performing loans	21,885	27,004	35,022	38,845	38,706	(18.96)	(43.46)
Other real estate owned	-	-	-	-	1,041	-	(100.00)
Total non-performing assets	$ 21,885	$ 27,004	$ 35,022	$ 38,845	$ 39,747	(18.96)	(44.94)
SBA guaranteed portion of non-performing loans	$ 2,290	$ 2,331	$ 2,206	$ 3,969	$ 2,573	(1.76)	(11.00)

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					Variance - 2Q 2021 vs.				For Nine Months Ended:		Variance

Average Balance Sheet	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2023		3Q 2022		3Q 2023	3Q 2022	YTD
Assets
Loans held for sale	$ 55,775	$ 48,698	$ 25,346	$ 22,413	$ 21,199	14.53%		163.10%		$ 43,384	$ 9,456	NM	%
Loans, net of deferred fees	3,175,454	3,101,946	2,989,766	2,822,693	2,667,406	2.37		19.05		3,089,010	2,512,388	22.95
Investment securities	234,601	240,700	246,402	253,345	269,780	(2.53)		(13.04)		240,525	286,525	(16.05)
Other earning assets	93,159	568,251	388,327	92,604	90,268	(83.61)		3.20		348,831	237,299	47.00
Total earning assets	3,558,989	3,959,595	3,649,841	3,191,055	3,048,653	(10.12)		16.74		3,721,750	3,045,668	22.20
Other assets	268,165	259,048	254,124	246,754	234,642	3.52		14.29		260,697	230,186	13.26
Total assets	$ 3,827,154	$ 4,218,643	$ 3,903,965	$ 3,437,809	$ 3,283,295	(9.28)%		16.56%		$ 3,982,447	$ 3,275,854	21.57%

Liabilities and stockholders' equity
Demand deposits	$ 472,485	$ 473,295	$ 556,479	$ 648,151	$ 665,020	(0.17)%		(28.95)%		$ 500,456	$ 602,872	(16.99)%
Interest-bearing liabilities:
NOW and other demand accounts	806,339	826,598	722,584	624,868	660,387	(2.45)		22.10		785,480	723,857	8.51
Money market accounts	850,892	858,532	824,541	805,303	803,860	(0.89)		5.85		844,752	808,013	4.55
Savings accounts	703,809	1,026,085	593,823	232,543	219,167	(31.41)		221.13		775,024	222,032	249.06
Time deposits	460,961	495,721	489,066	379,088	343,986	(7.01)		34.01		481,813	341,160	41.23
Total Deposits	3,294,486	3,680,231	3,186,493	2,689,953	2,692,420	(10.48)		22.36		3,387,525	2,697,934	25.56
Borrowings	99,104	99,794	284,946	325,100	166,621	(0.69)		(40.52)		160,601	148,549	8.11
Total Funding	3,393,590	3,780,025	3,471,439	3,015,053	2,859,041	(10.22)		18.70		3,548,126	2,846,483	24.65
Other Liabilities	37,741	37,265	28,592	26,318	23,832	1.28		58.36		34,589	22,985	50.49
Stockholders' equity	395,823	401,353	403,934	396,438	400,422	(1.38)		(1.15)		399,732	406,386	(1.64)
Total liabilities and stockholders' equity	$ 3,827,154	$ 4,218,643	$ 3,903,965	$ 3,437,809	$ 3,283,295	(9.28)%		16.56%		$ 3,982,447	$ 3,275,854	21.57%

Memo: Average PPP loans	$ 2,126	$ 2,407	$ 3,001	$ 5,926	$ 11,868	(11.67)%		(82.09)%		$ 2,508	$ 28,958	(91.34)%

Net Interest Income
Loans held for sale	$ 873	$ 700	$ 391	$ 349	$ 263	24.71%		231.94%		$ 1,964	$ 356	NM	%
Loans	46,898	43,270	40,915	35,841	30,225	8.39		55.16		131,083	81,192	61.45
Investment securities	1,593	1,551	1,584	1,571	1,518	2.71		4.94		4,728	4,393	7.63
Other earning assets	1,122	7,158	4,224	834	555	(84.33)		102.16		12,504	1,409	NM
Total Earning Assets	50,486	52,679	47,114	38,595	32,561	(4.16)		55.05		150,279	87,350	72.04

Non-interest bearing DDA	-	-	-	-	-	-		-		-	-	-
NOW and other interest-bearing demand accounts	4,460	4,343	2,267	544	536	2.69		NM		11,070	1,758	NM
Money market accounts	6,555	6,231	4,801	2,894	1,667	5.20		293.22		17,587	3,464	NM
Savings accounts	6,760	10,405	4,750	305	141	(35.03)		NM		21,915	432	NM
Time deposits	3,801	3,804	3,226	1,567	943	(0.08)		NM		10,831	2,317	NM
Total Deposit Costs	21,576	24,783	15,044	5,310	3,287	(12.94)		NM		61,403	7,971	NM

Borrowings	1,785	1,739	3,705	3,748	1,859	2.65		(3.98)		7,229	4,558	58.60
Total Funding Costs	23,361	26,522	18,749	9,058	5,146	(11.92)		NM		68,632	12,529	NM

Net Interest Income	$ 27,125	$ 26,157	$ 28,365	$ 29,537	$ 27,415	3.70%		(1.06)%		$ 81,647	$ 74,821	9.12%

Memo: SBA PPP loan interest and fee income	$ 5	$ 6	$ 3	$ 14	$ 28	(16.67)%		(82.14)%		$ 14	$ 522	(97.32)%
Memo: SBA PPP loan funding costs	$ 2	$ 2	$ 3	$ 5	$ 10	-%		(80.00)%		$ 7	$ 75	(90.67)%

Net Interest Margin
Loans held for sale	6.21%	5.77%	6.26%	6.18%	4.92%	44	bps	129	bps	6.05%	5.03%	102	bps
Loans	5.86%	5.60%	5.55%	5.04%	4.50%	26		136		5.67%	4.32%	135
Investments	2.69%	2.58%	2.61%	2.46%	2.23%	11		46		2.63%	2.05%	58
Other Earning Assets	4.78%	5.05%	4.41%	3.57%	2.44%	(27)		234		4.79%	0.79%	400
Total Earning Assets	5.63%	5.34%	5.24%	4.80%	4.24%	29		139		5.40%	3.83%	156

NOW	2.19%	2.11%	1.27%	0.35%	0.32%	8		187		1.88%	0.32%	156
MMDA	3.06%	2.91%	2.36%	1.43%	0.82%	15		224		2.78%	0.57%	221
Savings	3.81%	4.07%	3.24%	0.52%	0.26%	(26)		355		3.78%	0.26%	352
CDs	3.27%	3.08%	2.68%	1.64%	1.09%	19		218		3.01%	0.91%	210
Cost of Interest Bearing Deposits	3.03%	3.10%	2.32%	1.03%	0.64%	(7)		239		2.84%	0.51%	233
Cost of Deposits	2.60%	2.70%	1.91%	0.78%	0.48%	(10)		212		2.42%	0.40%	202
												-
Other Funding	7.15%	6.99%	5.27%	4.57%	4.43%	16		272		6.02%	4.10%	192
Total Cost of Funds	2.73%	2.81%	2.19%	1.19%	0.71%	(8)		202		2.59%	0.59%	200

Net Interest Margin	3.02%	2.65%	3.15%	3.67%	3.57%	37		(54)		2.93%	3.28%	(35)
Net Interest Spread	2.46%	2.12%	2.63%	3.28%	3.31%	34		(85)		2.39%	3.09%	(70)

Memo: Excluding SBA PPP loans
Loans	5.86%	5.60%	5.56%	5.05%	4.51%	26	bps	135	bps	5.68%	4.34%	133	bps
Total Earning Assets	5.63%	5.34%	5.24%	4.81%	4.25%	29		138		5.40%	3.85%	155
Net Interest Margin*	3.02%	2.65%	3.15%	3.68%	3.58%	36		(56)		2.93%	3.30%	(36)

*Net interest margin excluding the effect of SBA PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods
The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands, except per share data)	For Three Months Ended:					For Nine Months Ended:

Reconciliation of Non-GAAP items:	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	3Q 2023	3Q 2022
Net income	$ (3,567)	$ (188)	$ 5,953	$ 3,040	$ 5,025	$ 2,198	$ 14,509
Non-GAAP adjustments to Net Income:
Branch Consolidation / Other restructuring	-	1,488	-	1,175	308	1,488	1,209
Gain on sale of Infinex investment	-	-	-	(4,144)	-	-	-
Goodwill impairment	11,150	-	-	-	-	11,150	-
Loan officer fraud, operational losses	200	-	-	-	-	200	-
Income tax effect	(44)	(321)	-	641	(67)	(365)	(373)
Net income adjusted for nonrecurring income and expenses	$ 7,739	$ 979	$ 5,953	$ 712	$ 5,266	$ 14,671	$ 15,345

Net income (loss)	$ (3,567)	$ (188)	$ 5,953	$ 3,040	$ 5,025	$ 2,198	$ 14,509
Income tax expense (benefit)	1,912	(22)	1,353	519	1,359	3,243	3,971
Provision for credit losses (incl. unfunded commitment expense)	1,399	4,067	5,278	7,896	3,201	10,744	3,814
Pre-tax pre-provision earnings	$ (256)	$ 3,857	$ 12,584	$ 11,455	$ 9,585	$ 16,185	$ 22,294
Effect of adjustment for nonrecurring income and expenses	11,350	1,488	-	(2,969)	308	12,838	1,209
Pre-tax pre-provision operating earnings	$ 11,094	$ 5,345	$ 12,584	$ 8,486	$ 9,893	$ 29,023	$ 23,503

Return on average assets	(0.37%)	(0.02%)	0.62%	0.35%	0.61%	0.07%	0.59%
Effect of adjustment for nonrecurring income and expenses	1.17%	0.11%	0.00%	(0.27%)	0.03%	0.42%	0.03%
Operating return on average assets	0.81%	0.09%	0.62%	0.08%	0.64%	0.49%	0.63%

Return on average assets	(0.37%)	(0.02%)	0.62%	0.35%	0.61%	0.07%	0.59%
Effect of tax expense	0.20%	(0.00%)	0.14%	0.06%	0.16%	0.11%	0.16%
Effect of provision for credit losses (incl. unfunded commitment expense)	0.14%	0.39%	0.55%	0.91%	0.39%	0.35%	0.16%
Pre-tax pre-provision return on average assets	(0.03%)	0.37%	1.31%	1.32%	1.16%	0.54%	0.91%
Effect of adjustment for nonrecurring income and expenses and expenses	1.18%	0.14%	0.00%	(0.34%)	0.04%	0.43%	0.05%
Pre-tax pre-provision operating return on average assets	1.15%	0.51%	1.31%	0.98%	1.20%	0.97%	0.96%

Return on average equity	(3.57%)	(0.19%)	5.98%	3.04%	4.98%	0.74%	4.77%
Effect of adjustment for nonrecurring income and expenses	11.32%	1.17%	0.00%	(2.33%)	0.24%	4.18%	0.45%
Operating return on average equity	7.75%	0.98%	5.98%	0.71%	5.22%	4.91%	5.22%
Effect of goodwill and other intangible assets	2.86%	0.36%	2.16%	0.27%	1.93%	1.80%	1.87%
Operating return on average tangible equity	10.61%	1.33%	8.14%	0.98%	7.15%	6.71%	7.09%

Efficiency ratio	100.01%	81.34%	68.69%	71.82%	71.93%	85.15%	74.29%
Effect of adjustment for nonrecurring income and expenses	(30.62%)	(4.28%)	0.00%	4.96%	(0.94%)	(11.50%)	(2.02%)
Operating efficiency ratio	69.39%	77.06%	68.69%	76.78%	70.99%	73.64%	72.27%

Earnings per share - Basic	$ (0.14)	$ (0.01)	$ 0.24	$ 0.12	$ 0.21	$ 0.09	$ 0.60
Effect of adjustment for nonrecurring income and expenses	$ 0.46	0.05	-	(0.09)	(0.00)	$ 0.52	0.02
Operating earnings per share - Basic	$ 0.32	$ 0.04	$ 0.24	$ 0.03	$ 0.21	$ 0.60	$ 0.63

Earnings per share - Diluted	$ (0.14)	$ (0.01)	$ 0.24	$ 0.12	$ 0.20	$ 0.09	$ 0.59
Effect of adjustment for nonrecurring income and expenses	0.46	0.05	-	(0.09)	0.01	$ 0.52	0.03
Operating earnings per share - Diluted	$ 0.32	$ 0.04	$ 0.24	$ 0.03	$ 0.21	$ 0.60	$ 0.62

Book value per share	$ 15.51	$ 15.93	$ 16.14	$ 15.90	$ 15.82	$ 15.51	$ 15.82
Effect of goodwill and other intangible assets	(3.88)	(4.35)	(4.36)	(4.37)	(4.39)	(3.88)	(4.39)
Tangible book value per share	$ 11.63	$ 11.58	$ 11.78	$ 11.53	$ 11.43	$ 11.63	$ 11.43

Stockholders' equity	$ 382,866	$ 393,216	$ 398,406	$ 392,365	$ 389,896	$ 382,866	$ 389,896
Less goodwill and other intangible assets	(95,741)	(107,215)	(107,539)	(107,863)	(108,147)	(95,741)	(108,170)
Tangible common equity	$ 287,125	$ 286,001	$ 290,867	$ 284,502	$ 281,749	$ 287,125	$ 281,726

Equity to assets	10.04%	10.22%	9.48%	10.99%	11.62%	10.04%	11.62%
Effect of goodwill and other intangible assets	(2.32%)	(2.58%)	(2.38%)	(2.77%)	(2.94%)	(2.32%)	(2.94%)
Tangible common equity to tangible assets	7.72%	7.64%	7.10%	8.22%	8.68%	7.72%	8.68%

Net interest margin	3.02%	2.65%	3.15%	3.67%	3.57%	2.93%	3.28%
Effect of adjustments for PPP associated balances*	0.00%	0.00%	0.01%	0.01%	0.01%	0.00%	0.02%
Core net interest margin	3.02%	2.65%	3.16%	3.68%	3.58%	2.93%	3.30%

*Net interest margin excluding the effect of PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods